Exhibit 10.44
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     This First Amendment to Employment Agreement (this “First Amendment”) between Cardinal Health, Inc., an Ohio corporation (the “Company”) and Dwight Winstead (the “Executive”) is effective October 11, 2005 (the “Amendment Date”).
     WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated August 23, 2004 between the Company and the Executive (the “Employment Agreement”), pursuant to which the Executive renders services to the Company;
     WHEREAS, the Company and the Executive have agreed to amend certain provisions of the Executive’s Employment Agreement;
     WHEREAS, the Company and the Executive desire to set forth in writing such amendments to the Executive’s Employment Agreement;
     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree, effective as of the date of this First Amendment, as follows:
     1. Employment Period. Section 1 of the Employment Agreement is hereby amended by replacing the phrase “three-year period” with “four-year period” and replacing the phrase “third (3rd) anniversary” with “fourth (4th) anniversary”.
     2. Compensation. Sections 3(a) and (b) of the Employment Agreement are hereby amended with the addition of the following phrase:
“The parties hereto agree and acknowledge that the Executive’s total of Base Salary and Annual Bonus target under this First Amendment shall be increased from the current Base Salary and Annual Bonus target (the “Total Cash Compensation”) by no less than fifteen percent (15%), effective July 1, 2006”.
     3. Option Grant. As of the stock option grant date in fiscal year 2007, the Executive will be eligible to receive a grant of stock options that he would have otherwise receive in fiscal year 2007, based on the salary as amended in paragraph 2 of this First Amendment, pursuant to the Company’s then-standard practice for providing such grants to segment leaders of the Company.
     4. Restricted Share Units Grant. As of July 1, 2006, the Company shall grant the Executive Restricted Share Units, (the “Units”) with a value equivalent to $350,000 pursuant to the terms and conditions set forth in the Restricted Share Units Agreement attached to this First Amendment as Exhibit A (the “Restricted Share Units Agreement”).

     Except as specifically amended by the provisions of this First Amendment, all terms of the Employment Agreement are unmodified and remain in full force and effect.

CARDINAL HEALTH, INC.	EXECUTIVE

/s/ George L. Fotiades GEORGE L. FOTIADES	/s/ Dwight Winstead DWIGHT WINSTEAD
President and Chief Operating Officer

2